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                                                                   EXHIBIT 10.29

The 98.14703% interest in this Debenture, the total principal amount of the Debenture being $23,000,000, with Nextera Enterprises, L.L.C., a Delaware limited liability company, as the maker, which is held by Knowledge Universe, L.L.C., is hereby assigned to Knowledge Universe, Inc., effective August 5, 1998.

This assignment is made without recourse of any kind, nature, or description.



                                    Knowledge Universe, L.L.C., a
                                    Delaware limited liability company


                                    By:     /s/ Stanley E. Maron
                                            --------------------------
                                            Stanley E. Maron
                                            Its Secretary